Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,923,002)
Unrealized Gain (Loss) on Market Value of Futures	8,739,204
Dividend Income	791
Interest Income	20,547
ETF Transaction Fees	1,750
Total Income (Loss)	$6,839,290

Expenses
General Partner Management Fees	$55,466
Professional Fees	12,593
Brokerage Commissions	1,790
Non-interested Directors' Fees and Expenses	563
Prepaid Insurance Expense	302
NYMEX License Fee	1,387
Total Expenses	$72,101
Net Income (Loss)	$6,767,189

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/16	$97,169,243
Additions (450,000 Shares)	7,250,004
Net Income (Loss)	6,767,189

Net Asset Value End of Month	$111,186,436
Net Asset Value Per Share (6,800,000 Shares)	$16.35

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612